Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-38743 of Cincinnati Bell Inc. on Form S-8 of our report dated June 22, 2011 appearing in this Annual Report on Form 11-K of Cincinnati Bell Inc. Savings and Security Plan for the year ended December 30, 2010.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 22, 2011